EXHIBIT D

INVESTMENT ADVISORY FEES

     The investment advisory fees paid by the Funds to GMFCT or GMCM, as applicable, are identical under the Original GMFCT Agreement and Original GMCM Agreement, respectively, and the New GMFCT Agreement.

     The investment advisory fees will be computed daily and payable monthly at an annual rate based on the Fund’s average daily net assets, as described in the following chart.

	Original GMFCT Agreement / Original	New GMFCT
	GMCM Agreement	Agreement
Funds of the Trust	Advisory Fees	Advisory Fees
Gartmore Bond Fund	0.50% on assets up to $250 million;	Same
Gartmore Tax-Free Income Fund	0.475% on assets of $250 million and more
Gartmore Government Bond Fund	but less than $1 billion;
0.45% on assets of $1 billion and more
but less than $2 billion;
0.425% on assets of $2 billion and more
but less than $5 billion;
0.40% for assets of $5 billion and more

Gartmore Bond Index Fund	0.22% on assets up to $1.5 billion;	Same
0.21% on assets of $1.5 billion and more
but less than $3 billion;
0.20% on assets of $3 billion and more

Gartmore China Opportunities	1.25% on assets up to $500 million;	Same
Fund[1]	1.20% on assets of $500 million and more
but less than $2 billion;
1.15% on assets of $2 billion and more

Gartmore Emerging Markets Fund[1]	1.05% on assets up to $500 million;	Same
1.00% on assets of $500 million and more
but less than $2;
0.95% for assets of $2 billion and more

Gartmore Enhanced Income Fund	0.35% on assets up to $500 million;	Same
0.34% on assets of $500 million and more
but less than $1 billion;
0.325% on assets of $1 billion and more
but less than $3 billion;
0.30% on assets of $3 billion and more
but less than $5 billion;
0.285% on assets of $5 billion and more
but less than $10 billion;
0.275% for assets of $10 billion and more

Gartmore Global Financial Services	0.90% on assets up to $500 million;	Same
Fund[1]	0.85% on assets of $500 million and more
but less than $2 billion;
0.80% for assets of $2 billion and more

	Original GMFCT Agreement / Original	New GMFCT
	GMCM Agreement	Agreement
Funds of the Trust	Advisory Fees	Advisory Fees
Gartmore Global Health Sciences	0.90% on assets up to $500 million;	Same
Fund[1]	0.85% on assets of $500 million and more
but less than $2 billion;
0.80% for assets of $2 billion and more

Gartmore Global Natural Resources	0.70% on assets up to $500 million;	Same
Fund[1]	0.65% on assets of $500 million and more
but less than $2 billion;
0.60% on assets of $2 billion and more

Gartmore Global Technology and	0.88% on assets up to $500 million;	Same
Communications Fund[1]	0.83% on assets of $500 million and more
but less than $2 billion;
0.78% for assets of $2 billion and more

Gartmore Global Utilities Fund[1]	0.70% on assets up to $500 million;	Same
0.65% on assets of $500 million and more
but less than $2 billion;
0.60% for assets of $2 billion or more

Gartmore Hedged Core Equity Fund	1.25% of average daily net assets	Same

Gartmore International Growth	0.90% on assets up to $500 million;	Same
Fund[1]	0.85% on assets of $500 million and more
but less than $2 billion;
0.80% for assets of $2 billion and more

Gartmore International Index Fund	0.27% on assets up to $1.5 billion;	Same
0.26% on assets of $1.5 billion and more
but less than $3 billion;
0.25% on assets of $3 billion and more

Gartmore Investor Destinations	0.13% of average daily net assets	Same
Aggressive Fund
Gartmore Investor Destinations
Moderately Aggressive Fund
Gartmore Investor Destinations
Moderate Fund
Gartmore Investor Destinations
Moderately Conservative Fund
Gartmore Investor Destinations
Conservative Fund

Gartmore Large Cap Value Fund	0.75% on assets up to $100 million;	Same
0.70% on assets of $100 million and more

Gartmore Market Neutral Fund	1.25% of average daily net assets	Same

Gartmore Micro Cap Equity Fund	1.25% of the Fund’s average daily net assets	Same

	Original GMFCT Agreement / Original	New GMFCT
	GMCM Agreement	Agreement
Funds of the Trust	Advisory Fees	Advisory Fees
Gartmore Mid Cap Growth Fund	0.75% on assets up to $250 million;	Same
0.725% on assets of $250 million and more
but less than $1 billion;
0.70% on assets of $1 billion and more
but less than $2 billion;
0.675% on assets of $2 billion and more
but less than $5 billion;
0.65% for assets of $5 billion and more

Gartmore Mid Cap Growth Leaders	0.80% on assets up to $250 million;	Same
Fund	0.77% on assets of $250 million and more
but less than $1 billion;
0.74% on assets of $1 billion and more
but less than $2 billion;
0.71% on assets of $2 billion and more
but less than $5 billion;
0.68% for assets of $5 billion and more

Gartmore Mid Cap Market Index	0.22% on assets up to $1.5 billion;	Same
Fund	0.21% on assets of $1.5 billion and more
but less than $3 billion;
0.20% on assets of $3 billion and more

Gartmore Money Market Fund	0.40% on assets up to $1 billion;	Same
0.38% on assets of $1 billion and more
but less than $2 billion;
0.36% on assets of $2 billion and more
but less than $5 billion;
0.34% for assets of $5 billion and more

Gartmore Nationwide Fund	0.60% on assets up to $250 million;	Same
Gartmore Growth Fund	0.575% on assets of $250 million and more
but less than $1 billion;
0.55% on assets of $1 billion and more
but less than $2 billion;
0.525% on assets of $2 billion and more
but less than $5 billion;
0.50% for assets of $5 billion and more

Gartmore Nationwide Leaders	0.80% on assets up to $500 million;	Same
Fund[1]	0.70% on assets of $500 million and more
but less than $2 billion;
0.65% on assets of $2 billion or more

Gartmore Optimal Allocations	0.15% of the Fund’s average daily net assets	Same
Fund: Defensive

Gartmore Optimal Allocations	0.15% of the Fund’s average daily net assets	Same
Fund: Growth

Gartmore Optimal Allocations	0.15% of the Fund’s average daily net assets	Same
Fund: Moderate

	Original GMFCT Agreement / Original	New GMFCT
	GMCM Agreement	Agreement
Funds of the Trust	Advisory Fees	Advisory Fees
Gartmore Optimal Allocations	0.15% of the Fund’s average daily net assets	Same
Fund: Moderate Growth

Gartmore Optimal Allocations	0.15% of the Fund’s average daily net assets	Same
Fund: Specialty

Gartmore S&P 500 Index Fund	0.13% on assets up to $1.5 billion;	Same
0.12% on assets of $1.5 billion and more
but less than $3 billion;
0.11% on assets of $3 billion and more
but less than $4.5 billion;
0.10% on assets of $4.5 billion and more

Gartmore Short Duration Bond	0.35% on assets up to $500 million;	Same
Fund	0.34% on assets of $500 million and more
but less than $1 billion;
0.325% on assets of $1 billion and more
but less than $3 billion;
0.30% on assets of $3 billion and more
but less than $5 billion;
0.285% on assets of $5 billion and more
but less than $10 billion;
0.275% for assets of $10 billion and more

Gartmore Small Cap Core Fund	0.85% on assets up to $500 million;	Same
0.75% on assets of $500 million and more
but less than $2 billion;
0.70% for assets of $2 billion and more

Gartmore Small Cap Fund	0.95% on assets up to $100 million;	Same
0.80% on assets of $100 million and more

Gartmore Small Cap Growth	0.95% on assets up to $500 million;	Same
Opportunities Fund	0.85% on assets of $500 million and more
but less than $2 billion;
0.80% for assets of $2 billion and more

Gartmore Small Cap Index Fund	0.20% on assets up to $1.5 billion;	Same
0.19% on assets of $1.5 billion and more
but less than $3 billion;
0.18% on assets of $3 billion and more

Gartmore Small Cap Leaders Fund	0.95% of the Fund’s average daily net assets	Same

Gartmore Small Cap Value Fund	0.95% on assets up to $500 million;	Same
0.85% on assets of $500 million and more
but less than $2 billion;
0.80% for assets of $2 billion and more

Gartmore U.S. Growth Leaders	0.90% on assets up to $500 million;	Same
Fund[2]	0.80% on the next $1.5 billion in assets;
0.75% on assets of $2 billion and more

	Original GMFCT Agreement / Original	New GMFCT
	GMCM Agreement	Agreement
Funds of the Trust	Advisory Fees	Advisory Fees
Gartmore U.S. Growth Leaders	1.50% on assets up to $250 million;	Same
Long-Short Fund	1.25% on assets of $250 million and more

Gartmore Value Opportunities Fund	0.70% on assets up to $250 million;	Same
0.675% on assets of $250 million and more
but less than $1 billion;
0.65% on assets of $1 billion and more
but less than $2 billion;
0.625% on assets of $2 billion and more
but less than $5 billion;
0.60% for assets of $5 billion and more

Gartmore Worldwide Leaders Fund[1]	0.90% on assets up to $500 million;	Same
0.85% on assets of $500 million and more
but less than $2 billion;
0.80% for assets of $2 billion and more

NorthPointe Small Cap Growth	0.95% of the Fund’s average daily net assets	Same
Fund

NorthPointe Small Cap Value Fund	0.85% of the Fund’s average daily net assets	Same

1 Performance Fees for the Gartmore Global Technology and Communications Fund; Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore China Opportunities Fund; Gartmore Global Natural Resources Fund; Gartmore Global Financial Services Fund; Gartmore Global Utilities Fund; Gartmore International Growth Fund; Gartmore Emerging Markets Fund; and Gartmore Worldwide Leaders Fund.

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund’s investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund’s benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has outperformed or under-performed its respective benchmark (using the performance of each such Fund’s Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

+/- 100 bps under/outperformance	2bps
+/- 200 bps under/outperformance	4bps
+/- 300 bps under/outperformance	6bps
+/- 400 bps under/outperformance	8bps
+/- 500 bps or more under/outperformance	10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund’s value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Benchmark Index Performance:

The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.	Gartmore Global Technology and	Goldman Sachs Technology Composite Index
Communications Fund
2.	Gartmore Global Health Sciences Fund	Goldman Sachs Health Care Index
3.	Gartmore Nationwide Leaders Fund	S&P 500 Index
4.	Gartmore China Opportunities Fund	MSCI Zhong Hua Index
5.	Gartmore Global Natural Resources Fund	Goldman Sachs Natural Resources Index
6.	Gartmore Emerging Markets Fund	MSCI Emerging Markets Index
7.	Gartmore International Growth Fund	MSCI All Country World Free ex U.S. Index
8.	Gartmore Worldwide Leaders Fund	MSCI World Index
9.	Gartmore Global Financial Services Fund	MSCI World Financial Index
10.	Gartmore Global Utilities Fund	60% MSCI World Telecom Service
Index/40% MSCI World Utilities Index

2 Performance fee for the Gartmore U.S. Growth Leaders Fund

     The base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund’s investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund’s benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million	+/- 22 basis points
Next $1.5 billion in assets	+/- 18 basis points
Assets of $2 billion and more	+/- 16 basis points

The investment performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund’s value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.